Exhibit 2.

                                    AGREEMENT

           THIS AGREEMENT MADE THIS 12th day of December, 2001 by and between NEW SKY COMMUNICATIONS, INC., a publicly-traded New York corporation with offices at 731 Powers Building, 16 West Main Street, Rochester, New York 14614 (hereinafter referred to as "New Sky") and MICHAEL CIDONI, STEPHEN MORSE, CEDRIC HERRERA, CHARLES M. LALOGGIA, CARL R. REYNOLDS and PAUL PACKER (hereinafter referred to individually and collectively as "Movieplace").

           WHEREAS, Movieplace.com, Inc. owns, produces and operates the Internet site known as "movieplace.com" and the owners thereof are desirous of New Sky acquiring the balance of Movieplace, and New Sky being desirous of making such acquisition;

           NOW THEREFORE the parties hereto covenant and agree as follows:

           1) New Sky Communications, Inc. agrees to acquire the remaining sixty percent (60%) of the common stock of Movieplace.com, Inc. owned by the Movieplace shareholders and the Web site known as "movieplace.com" for a purchase price of 250,000 unregistered, restricted common shares of New Sky`s stock with a par value of $.02. In addition, New Sky shall assume all outstanding debt of Movieplace.com as part of the purchase price of the Movieplace.com. Such debt is set forth in Schedule A annexed hereto and made a part hereof.

            2) Movieplace shareholders warrant and represent that Mike Cidoni, Stephen Morse, Richard Herrera, Charles M. LaLoggia, Carl R. Reynolds and Paul Packer own the entire remaining sixty percent (60%) of the stock of Movieplace.com, Inc., which owns and operates the Web site known as "movieplace.com", and that there exist no other encumbrances, liens, or restrictions upon the business, the shares or the Web site that would affect or impair such purchase of the shares by New Sky of the business or the Web site. Movieplace shareholders further warrant and represent that the Web address "movieplace.com" is registered to Movieplace.com, Inc. and that the Web site and its content were created by and is operated solely by Movieplace.com, Inc. and that, to the best of their knowledge, there exist no other claims to the Web address or the creative content of the site.

           3) Mike Cidoni hereby agrees to provide non-exclusive Internet film-related content services to the "movieplace.com" Web site for a period of three (3) years from the date of this Agreement.




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


           Stephen Morse shall provide Web site technical and design services to "movieplace.com," as necessary, for a period of three (3) years from the date of this Agreement.

           As compensation for services to be rendered to the movieplace.com site, New Sky shall grant 20,000 restricted, unregistered common shares each to Michael Cidoni and Stephen Morse, and 10,000 restricted, unregistered common shares to Cedric Herrera.

           At no time, without the prior written approval of New Sky, shall any party hereto disclose the business methods, plans or any other informational reasonably deemed to be confidential regarding the business of New Sky or Movieplace to any third party, unless required by legal or regulatory mandate.

           4) New Sky shall seek registration of the shares herein granted, to the best of its ability. At any time New Sky shall undertake to register other common shares of the company in connection with any secondary offering, or private placement of shares, New Sky shall seek, to the best of its ability, to include registration of the shares herein granted in such registration. The parties understand that for legal, financial and/or technical reasons it may not be possible to register such shares.

           5) No party hereto, nor its officers, directors employees or agents, shall be liable for any act or omission performed or omitted in good faith. Nothing herein shall place any party in the relationship of principal, agent, master and servant, partners, joint venturers or employer and employee of any other party and no party shall have the authority, express or implied, or represent themselves as having the authority to make binding contracts for the other or to bind or obligate the other in any way. No party hereto shall assume any liabilities of any other party, except as set forth herein, and each party agrees to indemnify and hold the other parties, its officers, directors, employees and agents harmless from any manner of claim, action, or liability past, present or future not directly related to this Agreement.

           6) This Agreement shall be construed under the laws of the State of New York and the Supreme Court of the State of New York in Monroe County shall be deemed the sole and exclusive convenient forum for the resolution of disputes under this Agreement. In no event, shall any party seek injunctive relief or take any action which may impair, hinder or delay the production and full exploitation of the "movieplace.com" Web site or any of its ancillary rights.

           7) This Agreement may not be assigned without the written permission of the other parties.



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





           8) This Agreement may be amended in writing only and shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.



                                              NEW SKY COMMUNICATIONS, INC.

            SEAL

                                             By: /S/ E. ANTHONY WILSON
                                                 ----------------------
                                                       President



                                                 /S/ STEPHEN MORSE
                                                 ----------------------
                                                     Stephen Morse


                                                 /S/  MICHAEL CIDONI
                                                 ----------------------
                                                      Michael Cidoni


                                                 /S/ CEDRIC HERRERA
                                                 ----------------------
                                                     Cedric Herrera


                                                 /S/ CHARLES M. LALOGGIA
                                                 ------------------------
                                                     Charles M. LaLoggia


                                                 /S/ CARL R. REYNOLDS
                                                 ------------------------
                                                     Carl R. Reynolds


                                                 /S/ PAUL PACKER
                                                 ------------------------
                                                     Paul Packer





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


                                   SCHEDULE A
                                  DEBTS ASSUMED



                CREDITOR                                    AMOUNT
                --------                                    ------

       Charles M. LaLoggia                                $ 80,750.00
       457 Park Avenue
       Rochester, New York 14607

       Carl R. Reynolds                                   $ 83,000.00
       731 Powers Building
       16 West Main Street
       Rochester, New York 14614

       Paul Packer                                        $ 25,000.00